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                                                                    EXHIBIT 3.2


              CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         PROVINCE HEALTHCARE COMPANY

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is Province Healthcare Company.

            2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article Four and by substituting in lieu of said Section 1 the following new section:

            "Section 1. The aggregate number of shares of stock which the Corporation has authorized to issue is 150,100,000, consisting of 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and 150,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof."

            3. Except as set forth hereinabove, all other provisions of the Corporation's Amended and Restated Certificate of Incorporation shall remain as set forth in the Amended and Restated Certificate of Incorporation as it now exists.

            4. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


            IN WITNESS WHEREOF the undersigned officer of the Corporation for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this certificate of amendment of certificate of restated certificate of incorporation this 22nd day of May, 2002.




                                         PROVINCE HEALTHCARE COMPANY
                                         BY: /s/ Martin S. Rash
                                             -------------------------------
                                             Martin S. Rash
                                             Chairman of the Board and Chief
                                             Executive Officer